UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ROCKWOOD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information is provided by the Registrant in connection with Proposal Three at the Annual Meeting of Stockholders of Rockwood Holdings, Inc., the approval of the 2009 Rockwood Holding, Inc. Stock Incentive Plan.  This information may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Proposal Three at the Annual Meeting of Stockholders of Rockwood Holdings, Inc. (“Rockwood”) is seeking the approval of the 2009 Rockwood Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”).  In connection with Proposal Three, Rockwood provides the following additional information:

Upon stockholders’ approval of the Stock Incentive Plan, we will not make further grants under our 2008 Amended and Restated Stock Purchase and Option Plan for Rockwood Holdings, Inc. and Subsidiaries (the “Existing Stock Incentive Plan”).

Since our initial public offering in August 2005, we awarded under the Existing Stock Incentive Plan:

•                  for 2005:  a nominal number of stock options (less than 60,000);

•                  for 2006:  a nominal number of stock options (less than 30,000);

•                  for 2007: approximately 520,000 time-based stock options and approximately 230,000 performance-based restricted stock units;

•                  for 2008: approximately 510,000 time-based stock options and approximately 170,000 performance-based restricted stock units;

•                  for 2009: approximately 950,000 time-based stock options, approximately 320,000  time-based restricted stock units, and approximately 610,000 performance-based restricted stock units.

The awards under the performance-based restricted stock units noted above could range from zero to up to two times the awards under the performance-based restricted stock units, based upon the achievement of, or failure to achieve, certain performance criteria set forth in the Proxy Statement.  For additional information related to the performance targets for the respective awards, please see “Compensation Discussion and Analysis—Executive Compensation—2007 and 2008 Equity Compensation Programs” and “—2009 Equity Compensation Program.”  The numbers of shares awarded for each of these years, in particular 2009, was driven in part by the price of Rockwood’s common stock at the time of grant.  In addition, in determining the aggregate number of equity grants in a particular year, the Compensation Committee considers, among other things, quantitative factors such as share usage, burn rate and the compensation cost associated with the aggregate award.

The Compensation Committee currently expects the shares available under the Stock Incentive Plan to satisfy Rockwood’s requirements for equity grants for the next five years.

THE BOARD OF DIRECTORS OF ROCKWOOD HOLDINGS, INC. UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2009 ROCKWOOD HOLDINGS, INC. STOCK INCENTIVE PLAN.